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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants of Frigoscandi Holding AB, we hereby consent to the incorporation of our report dated January 28, 1999, included in ProLogis Trust's Form 10-K for the year ended December 31, 1998, into ProLogis Trust's registration statement on Form S-3. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 1998, or performed any audit procedures subsequent to the date of our report.


KPMG

/s/ Owe Eurenius

Stockholm September 24, 1999